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Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF
TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

        I, R. Michael Rouleau, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

  1.
  The Annual Report on Form 10-K of Tuesday Morning Corporation for the fiscal year ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: August 21, 2014	By:	/s/ R. MICHAEL ROULEAU R. Michael Rouleau Chief Executive Officer

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  Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350